Number:0346012006200002

Shenyang City Commercial Bank

Maximum Amount of Pledge Agreement

Borrower: Shenyang Jitian Property Co., Ltd.

Date:03/07/2006

Pledgor (Party A): Shenyang Jitian Property Co., Ltd.
Address: No.301-8, Shuangyuan Road, Dongling District, Shenyang
Post code:
Telephone: 22813888
Fax: 22813999
Legal representative: DUAN Jing Shi
Bank details and account number:

Pledgee (Party B): Shenyang City Commercial Bank (Holdings) Co., Ltd. Zhongshan.

Branch

Address: No.206, Zhongshan Road, Shenhe District, Shenyan
Post code: 110013
Telephone: 22856375
Fax:
Authorized representative: ZHANG Yun

Debtor (Party C): Shenyang Jitian Property Co., Ltd.
Address: No.301-8, Shuangyuan Road, Dongling District, Shenyang
Post code:
Telephone: 22813888
Fax: 22813999
Legal representative: DUAN Jing Shi
Bank details and account number:

Party A is willing to provide a pledge of maximum amount of loan for the creditor’s rights between Party B and the principal debtor under the principal agreement in order to achieve the realization of pledge rights. Therefore, this agreement is made and entered into by Party A and Party B in accordance with the PRC <Contract Law> and <Guarantee Law> through negotiation.

Article one:   Definition

The maximum amount of pledge refers to the pledgor provides a guarantee to its successive borrowing or other financing activities within the amount of loan granted, which means the pledgor provides a guarantee to its successive borrowing and other financing activities within the valid period of the loan granted (including the extension period).

Article two:   Creditor’s rights on the guaranteed pledge

Creditor’s rights on the guaranteed pledge refers to the loan granted by Party B to Party A from July 3, 2006 until July 2, 2009 and the maximum amount of the loan is RMB 550 million. Where Party A provides a gurantee under the terms of this agreement, the maximum amount of loan will be deducted by the real amount undertaken.

All contracts, agreements, and other legal documents signed between Party A and the debtors hereunder has formed a relationship of creditors and debtors, are the principal agreements made under the terms agreed by the relevant parties.

Article three:   Pledge

The pledge provided by Party A to Party B are listed in the attachment- “List of Pledge” (the number of attachment is______). The total value of the pledges is RMB 781,789,620 and the pledge rate is 70%. Where the pledge rate is higher than the rate set herein due to any reasons, Party A will be responsible to compensate or to restate the rate above by using the methods which would be accepted by Party B.

Article four:   Pledge range

The pledge scope includes the principal of the debts, interest, interest fines, compound interest, fines for breaching agreement, compensation for damages, fees for the realization of creditor’s rights and pledge rights (including but not limited to, litigation fees, lawyer’s fee and travel costs) and any other necessary charges.

Article five:   Pledge term

The pledge rights become invalid 2 years after the effective creditor’s rights litigation period has expired.

Article six:   Declaration and guarantee of Party A

1.

Party A has the complete, valid and legal rights over the pledges provided under this agreement and Party A is the sole and lawful owner of the pledges provided. Party A has absolute rights over all the pledges provided which is not joint-owned or co-owned. Where they are joint-owned or co-owned, the other party should fully understand this agreement and agrees in writing that this agreement is the only agreement that will have binding legal force and effect.

2.	Party A promises that there is not any ownership dispute on the pledges as well as pledges being sealed up and seized.

3.

Party A fully understands and accepts all the terms of the principal agreements set herein and is willing to provide pledges for the debtor under the principal agreements. All the statements made herein are genuine.

4.	Party A guarantees that the pledges have already been approved or authorized by Board Resolution and other authorized organizations.

5.

The pledges provided will not be constrained and cause any legal dispute, no other ownership over the pledges, or, notwithstanding, there are certain constraints but Party A has already disclosed to Party B.

6.	All the information upon the pledges provided is legal, genuine, correct and complete.

Article seven:   Rights and liabilities of Party A

1.

Party A should provide all the ownership documentations, any other effective certifications and relevant information over the pledges provided. All the relevant documents should be kept by Party B after they have been confirmed by both parties.

2.

Party A should duly inform Party B with its best knowledge and from the knowledge it should have, about anything that affects or may affect the pledge rights, including but not limited to, stock transfer, re-organization, consolidation, separation, equity reform, joint-investment, collaboration, merger, sub-contracting, leasing, alteration of business scope and registered capital, serious financial dispute, dispute over pledge rights, bankruptcy, temporary halt, dissolution, business certificate revoked and withdrawal etc. within the term of this agreement.

3.

Within the term of this agreement, Party A shall not transfer, lease, re-pledge or in any other way to deal with the pledges provided or any part thereof without Party B’s consent. Where Party B has agreed Party A to dispose these pledges, Party A agrees Party B to choose one of the following methods and assist with the procedures accordingly:

a)	Pay off the principal, interest and relevant charges within the time limit or in advance
b)	Turns into a fixed term savings and the receipt is kept as pledges.
c)	Obtain from a third Party that Party B has appointed.

d)	Party A can dispose the income obtained after Party A has provided new pledges accepted by Party B.

4.	Where there is or there may be any infringement of pledge rights Party A shall be responsible to take any actions to prevent them.

5.

Where Party B disposes the pledges under this agreement, Party A shall not create any obstacles, or take any actions that may hinder or delay Party A’s disposal process under this agreement hereof. Party A promises to assist Party B in accordance with Party B’s requirements in order to make Party B to achieve the realization of pledge rights as soon as possible.

6.	After the debtors under the principal agreements have paid off all its debts, Party A is entitled to have its pledge removed under this agreement.

Article eight:   Rights and liabilities of Party B

1.

When the principal agreements reach its expiry date or the debts are paid off before the expiry date, where the debtor under this agreement has not paid off all the principal and interest under the terms of this agreement, Party B is entitled to dispose the pledges hereof.

2.

Where the income obtained from disposing the pledges fails to pay off all the debts under this agreement, Party B is entitled to recover all unpaid amount to the debtor under this agreement or to Party A. When there is a surplus after the settlement, Party B shall return the surplus back to Party A.

3.

Where Party B and the debtor under the principal agreements agrees to have the principal agreements amended, all the other matters does not need Party A’s approval, excluding the extension period of the agreements or an increased loan amount, Party will not be exempt from undertaking its liabilities over the pledges under this agreement.

4.	Party B is entitled to inspect the security conditions from time to time.

Article nine:   Security management

1.

During the pledge period, Party A has the responsibility to keep all the pledges safe without any damage and shall pay all relevant taxations and charges, to own, use, manage and operate the pledges under complete and good conditions lawfully and duly, accept the inspections over the pledge conditions by Party B and cooperate with Party B voluntarily.

2.

During the pledge period, where the decrease in value of the pledges is not caused by Party B, Party A should recover the value of the pledges to meet Party B’s requirements or to provide with the same decreased value of pledges recognized by Party B, otherwise Party A should be responsible for the value decreased under the principal agreements and undertake joint liabilities.

Article ten:   Insurance over the pledges

1.

During the pledge period, before all the debts are fully paid off, Party A should undertake an insurance policy in accordance with relevant laws and the policy should be designated by Party B. The designated amount of insurance required by Party B should be paid fully. Party A is not allowed to suspend or rescind the insurance policy before Party B’s creditor’s rights finally gets its compensation. Where Party B’s creditor’s rights has not got its compensation when the policy reaches its expiry date, Party A should apply for an extension over the insurance term.

2.	During the pledge period, Party A should have its original copy of insurance documents kept by Party B.

3.

Party A shall ask the insurer to make a clear note on its insurance documents: Party B is the preferential compensation receiver (the first beneficiary. Where accident occurs, the insurer should send the compensation directly to the bank account designated by Party B. Where the pledges are already insured but the first beneficiary is not written in Party B’s name, the preferential compensation receiver should be changed to Party B’s name.

4.	Party A agrees Party B to choose one of the following methods to deal with the compensation and assist with the relevant procedures:

1)	Pay off the principal, interest and relevant charges within the time limit or in advance
2)	Turns into a fixed term savings and the receipt is kept as pledges
3)	Use for restoring the value of the pledges in order to recover the original value of the pledges
4)	Obtain from a third Party that Party B appoints
5)	Party A may dispose the income obtained after Party A has provided new pledges accepted by Party B

Article eleven:   Compensation over the damages caused by a third Party

1.

During the pledge period, where a decrease in value of the pledges is caused by a third Party, the compensation should be paid directly into the bank account designated by Party B. Party A has agreed that Party B can choose the method stated in Article 4 to deal with the compensation and assist with the relevant procedure.

2.

During the pledge period, where the value of the pledges is not enough to compensate the principal, interest of the debt and the relevant charges, Party A shall provide new pledges accepted by Party B. If the value of the pledges remains unchanged, it will still be treated as a pledge provided.

Article twelve:   The realization of pledge rights

Party A agrees that Party B may choose one of the following methods to achieve the realization of pledge rights:

1.

Convert the pledges into money to achieve the realization of pledge rights. Party B may accept compensation at the agreed price between Party A and Party B, or may accept compensation at the price valued by the authorized Valuation Organization, which has been appointed by Party B and Party A shall not oppose or dissent from the Valuation Organization and the valued price.

2.

Sell the pledges to achieve the realization of pledge rights. Party B may sell directly or appoint Party B, or a third Party to seek a potential buyer, or sell the pledges by inviting public auction and the price should be in accordance with the item 1 stated above under this Article.

3.

To achieve the realization of pledge rights by auction. Party B is entitled to appoint a registered, authorized auction company to have the pledges auctioned and Party A shall not oppose or dissent from the Auction Company appointed by Party B. Party B may set a minimum price for vendor value based on or not less than ______% of the debts unpaid under the principal agreements, or not set a fixed minimum price for vendor value. Party A has accepted all the auctions made and concluded in such a way. Where the auction is unsuccessful, Party B is entitled to re-appoint the previous company or appoint a new auction company to have the pledges re-auctioned.

Article thirteen:   Pledge registration

1.

Party A and Party B shall go to legal registration authority or local notarization organization of pledgor to register the pledges within days after signing the agreement. Party A shall submit pledge right certificate, registration document originals and other right certificates to Party B on the effective date of the agreement.
2.

During the effective period of the agreement, if the ownership or any right of pledge changes or transfers with written consent from Party B, relative Party shall go through registration procedure for change within legal period. Relative certificate and document after registration change shall be submitted to Party B.

3.

After all debt under principal agreement and this agreement get discharged, Party B shall return pledge right certificate, registration document originals and other right certificates to Party A, and go through pledge registration cancellation procedure with Party A.

Article fourteen:    Notarization and acceptance of execution

1.	If any Party asks for notarization, this agreement shall be notarized at notarization organization according to national regulation.
2.

Party A agrees Party B to apply for notarization for execution. If debtor fails to repay loan amount, interest and related expenses, Party B shall apply for execution with notarization at People’s court with jurisdiction. Party A agrees to give up all of rights of defense and rights which may decline to undertake obligations to Party B.

Article fifteen:   Default responsibilities

1.

After the agreement becomes effective, both Parties shall perform the obligations under the agreement. Any Party who fails to perform or completely comply with the obligations under the agreement shall undertake corresponding default responsibilities and bear the compensation for damages caused to the other Party.

2.	If Party A fails to present and guarantee truly, accurately, completely or make intent misunderstanding which causes damages to Party B under Article six, Party A shall bear the compensation.
3.	If the agreement becomes ineffective resulting from the faults of Party A, Party A shall compensate all damages of Party B based on the original pledge scope.
4.	During the effective period, Party B shall immediately undertake pledgor right if any of the following events occurs:

a)	Party A fails to repay to Party B before the expiration of the agreement.
b)	The agreement terminates before the due date under this agreement.
c)	Party A is undergoing suspension of business, out of business, bankruptcy, disbandment, withdrawal of business license.
d)	Party A fails to maintain the pledge in complete and good condition.
e)	Any event of Party A shall or may damage the interest of Party B.

Article sixteen:   Other matter agreed by both Parties

_________________________________________

Article seventeen:   Governing law

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China with binding force to both Parties.

Article eighteen:   Dispute settlement

Where any dispute is arises through performing this agreement, both parties should resolve them through negotiations. Where it cannot be settled through negotiations, both Parties agree to take method 2 to resolve:

1.	Apply for arbitration to .
2.	Engage in litigation at the local People's Court where Party B locates.

During the litigation and arbitration period, both Parties shall continue to comply with other terms except the dispute part.

Article nineteen:    Accumulation of obligation

1.

The obligations of Party B under this agreement are accumulative, which will not affect and exclude other rights of Party B committing to party A under the law and other agreements. Unless Party B presents in writing, its partial performance, non-performance or postponed performance for any right will not refer to abandon or partial abandon of the right, and will not affect or prevent Party B’s continuous performance of the right and other rights.

2.

The obligations of Party A under this agreement are accumulative, which will not affect and exclude other rights of Party A committing to Party B under the law and other contracts. Unless there are additional mandatory regulations with the law or a recognition and consent in writing form from Party B, Party B will not be responsible for the obligations that Party A committed to a third party according to the law or the contract.

Article twenty:   Continuity of obligation

The obligations of Party A under the agreement are continuous with complete legal binding force to its successors, assignees, receivers and transferees or equity after merger, restructuring and name change. It shall not be influenced by any dispute, claim, legal procedure, instruction of superior organization or other contracts that are signed between the debtor and any natural person or legal person. Moreover, it shall not be changed due to bankruptcy, insolvency, loss of equity qualification, change of bylaws or nature of debtor.

Article twenty-one:   The effectiveness of the agreement

1.	The agreement is an independent agreement of the principal agreement. If the principal agreement is null and void, the agreement is still valid.
2.	If an article or part of an article in this agreement is invalid now or in the future, it will not affect the validity of this agreement or the rest of agreement and the article.

Article twenty-two:   The Effectiveness, Amendment & Termination
of the Agreement

1.	This agreement becomes effective after meeting the following requirements.

a)	It is signed and sealed by legal representatives (persons in charge) or authorized representatives of both Parties (if Party A is a natural person, only signature is required);
b)	Pledges in the “Pledge List” of this agreement have been legally registered.

2

Party A and Party B are not entitled to amend or dissolve this agreement before it expires except any special arrangement being made under this agreement. When amendment or dissolution of this agreement becomes necessary both Parties should reach agreement in writing through negotiations.

Article twenty-three:    Miscellaneous

1.

As to unsettled matters, both Parties could reach other written agreements as Appendixes to this agreement. Any Appendix, amendment and supplement are integral part of the agreement, and shall have the same legal binding force with the agreement.

2.	Party A shall cover all expenses related with valuation, notarization, insurance, registration, appraisal, storage and withdrawal, etc.
3.	Any notice, demand or communication such as telegrams, telexes, facsimiles shall be deemed effectively given after delivery. If given in letter it shall be deemed effectively given on mailing date.
4.	Any change of name, address, telephone or facsimile numbers shall be informed to the other Party within 15 calendar days after the change.

5.	This agreement is written in _____ originals, one copy for each Party, one for Pledge Registration Authority and one for the notarization organization if the agreement is notarized.

Party A: Shenyang Jitian Property Co., Ltd.

(seal)

Legal representative/authorized representative: DUAN Jingshi

Party B: Shenyang City Commercial Bank (Holdings) Co., Ltd. Zhongshan Branch

(seal)

Legal representative/authorized representative: ZHANG Yun

This agreement is made at Shenyang City Commercial Bank Zhongshan Branch on July 3, 2006.

Pledge List

Pledgor	Shenyang Jitian Property Co., Ltd.	Nature	Wholly owned enterprise
Address	No. 301-8 Shuangyuan Rd. Dongling Dist. Shenyang	Legal representative	DUAN Jingshi

Details of Pledge	Name of Pledge	Land located at south bank of river, Qianling Block, Chessboard Mountain developoment zone, Shenyang
	Specification	Land
	Unit	Square meters
	Amount	420317 sqm
	Purchase date	March 24, 2006
Original value
	Valuation	RMB 781,789,620
	Discount rate	70%
	Pledge value	RMB 550,000,000
Storage place
Insurance duration
Others

Pledgor: Shenyang Jitian Property Co., Ltd. (seal)

Legal representative or authorized representative: DUAN Jingshi

Pledgee: Shenyang City Commercial Bank (stock )Co., Ltd. Zhongshan Branch (seal)

Legal representative or authorized representative: ZHANG Yun

Date: July 3, 2006